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                                                                     Exhibit 4.1


                   FORM OF REGULATION S SUBSCRIPTION AGREEMENT


                                 SCORE ONE, INC.



Sir or Madam:



          1. Authorization of Sale of the Shares. Score One, Inc. (the "Company") has authorized the sale of an aggregate of 500,000 shares (the "Shares") of its Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock") at a per Share purchase price equal to 20% of the average of the closing prices of the Company's shares of Common Stock as quoted on the OTC Bulletin Board (the "OTCBB") (or on such other United States stock exchange or public trading market on which the shares of the Company trade if, at the time of purchase, they are not quoted on the OTCBB) for the five (5) consecutive trading days immediately preceding the date the undersigned acquires Shares. Certain rights, preferences, limitations and terms relating to the Shares are set forth in the Company's Form of Certificate of Designation attached hereto as Exhibit A.

          2. Subscription. The undersigned, intending to be legally bound, hereby purchases from the Company _________ Shares of the Series A Preferred Stock. The undersigned understands that this subscription may be accepted or rejected in whole or in part by the Company in its sole discretion and that this subscription is and shall be irrevocable unless the Company for any reason rejects this subscription.

          3. Conversion into Common Stock. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the first anniversary of the Original Issuance Date (as that term is defined in Exhibit A) into one fully paid and nonassessable share of the Company's Common Stock subject to adjustment as set forth in Section 4 of Exhibit A.

          4. Escrow of Funds.

          (a) The Aggregate Purchase Price (the "Escrow Funds") will be deposited via wire transfer of immediately available funds to a non-interest bearing escrow account (the "Escrow Account") of Piper Rudnick LLP, as escrow agent (the "Escrow Agent"), for the benefit of the undersigned. Escrow Account details are as follows:

                  Citibank, NA
                  111 Wall Street
                  New York, New York 10043
                  ABA #021000089


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                  Credit to the account of:
                  Piper Rudnick LLP
                  Escrow-IOLA
                  Account #37311689

All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of this Section 4.

          (b) The Escrow Agent shall hold the Escrow Funds in escrow and shall release the Escrow Funds to the Company upon receipt by the Escrow Agent of:

              (i) A completed Subscription Agreement signed by the Subscriber whose Escrow Funds are to be released.

              (ii) Stock Certificates for the Subscriber which shall be delivered by mail to the address specified in the Subscription Agreement.

              (iii) Written instructions from the Company to disburse the Escrow Funds together with the fulfillment of all other conditions set forth in this Subscription Agreement. The undersigned hereby agrees that the Company shall be solely responsible for the disbursement of the Escrow Funds on behalf of the undersigned, and the Escrow Agent shall be entitled to rely exclusively on such instructions.

              (iv) Such other certificates, notices or other documents as Escrow Agent, in its discretion, shall reasonably require and shall have requested from the Company and the undersigned in writing.

          (c) If a dispute arises regarding disposition of all or any portion of the Escrow Funds held by the Escrow Agent, the Escrow Agent shall, upon written demand by either the Company or the undersigned, deposit the Escrow Funds in a federal or state court located in the City of New York, pending the decision of that court, and shall be entitled to rely upon the decision of that court with respect to the disposition of the Escrow Funds.

          (d) The Escrow Agent shall not be liable for any error of judgment or for any action taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith except its own gross negligence or willful misconduct.

          (e) The Company and the undersigned, jointly and severally, hereby agree to indemnify the Escrow Agent and hold it harmless from and against any loss, liability, expenses (including reasonable outside attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Subscription Agreement, except for the gross negligence or willful misconduct of the Escrow Agent. These indemnities shall survive the resignation of the Escrow Agent or the termination of this Agreement.

          (f) The undersigned acknowledges that the Escrow Agent is serving as counsel to the Company. The Escrow Agent shall be entitled to represent the Company in any lawsuit arising out of the terms of this Agreement.


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          5. Expiration of Offering Period. Notwithstanding anything to the contrary contained herein, if the Escrow Agent shall not have received a Subscription Agreement with respect to any Escrow Funds on or before July 30, 2002, Escrow Agent shall, within ten (10) business days thereafter return to Subscriber, by wire transfer of immediately available funds or by certified or bank check and by first class mail, the Escrow Funds deposited by such Subscriber, without interest or deduction, unless the Company advises Escrow Agent that the offering period shall have been extended, including the new expiration date.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES ACT OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION
S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

          6. Representations and Warranties of the Subscriber. The undersigned represents and warrants to Company as follows:

             (a) The undersigned, in making the decision to purchase the Shares, has relied upon independent investigations made by him or it and his or its representatives, if any. The undersigned and/or his or its advisors have had a reasonable opportunity to ask questions of and receive answers from The Company concerning the Shares.

             (b) The undersigned has been supplied with or has sufficient access to all information, including financial statements and other financial information of the Company, and has been afforded with an opportunity to ask questions of and receive answers concerning information to which a reasonable investor would attach significance in making investment decisions, so that as a reasonable investor the undersigned has been able to make the undersigned's decision to purchase the Shares.

             (c) The undersigned is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment, has made commitments to investments that are not readily marketable which are reasonable in relation to the undersigned's net worth and, at the present time, could afford a complete loss of such investment.

             (d) The undersigned has such knowledge and experience in financial, tax and business matters so as to enable him or it to utilize the information made available to the undersigned in connection with the sale of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

             (e) The undersigned understands that the Shares are being sold in reliance on an exemption from the registration requirements of federal and state securities


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     laws under Regulation S promulgated under the Securities Act and that the
     Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein in order to determine the applicability of such exemptions and the suitability of the undersigned to purchase the Shares. The representations, warranties and agreements contained herein are true and correct as of the date hereof and may be relied upon by the Company, and the undersigned will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of this Agreement by the Company and will promptly send the Company written confirmation thereof if requested by the Company. The representations, warranties and agreements of the undersigned contained herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

             (f) Neither the undersigned nor any person or entity for whom the undersigned is acting as fiduciary is a U.S. person. A U.S. person means any one of the following:

                 (i) any natural person resident in the United States of America;

                 (ii) any partnership or corporation organized or incorporated under the laws of the United States of America;

                 (iii) any estate of which any executor or administrator is a U.S. person;

                 (iv) any trust of which any trustee is a U.S. person;

                 (v) any agency or branch of a foreign entity located in the United States of America;

                 (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                 (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

                 (viii) any partnership or corporation if:

                        (A) organized or incorporated under the laws of any
                 foreign jurisdiction; and

                        (B) formed by a U.S. person principally for the purpose
                 of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.


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          (g) ALL OFFERS AND SALES OF THE SHARES PRIOR TO THE EXPIRATION OF THE
DISTRIBUTION COMPLIANCE PERIOD AS DEFINED IN RULE 902 SHALL ONLY BE MADE IN COMPLIANCE WITH THE SAFE HARBOR CONTAINED IN REGULATION S, PURSUANT TO REGISTRATION OF SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND ALL OFFERS AND SALES AFTER THE DISTRIBUTION COMPLIANCE PERIOD SHALL BE MADE ONLY PURSUANT TO SUCH A REGISTRATION OR TO SUCH EXEMPTION FROM REGISTRATION.

          (h) ALL DOCUMENTS RECEIVED BY THE UNDERSIGNED INCLUDE STATEMENTS TO THE EFFECT THAT THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (OTHER THAN DISTRIBUTORS AS DEFINED IN REGULATION S) DURING THE DISTRIBUTION COMPLIANCE PERIOD AS DEFINED IN RULE 902 UNLESS THE SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE.

          (i) IN THE VIEW OF THE SEC, THE STATUTORY BASIS FOR THE EXEMPTION CLAIMED FOR THIS TRANSACTION WOULD NOT BE PRESENT IF THE OFFERING OF SHARES, ALTHOUGH IN TECHNICAL COMPLIANCE WITH REGULATION S, IS PART OF A PLAN OR SCHEME TO EVADE THE REGISTRATION PROVISIONS OF THE SECURITIES ACT. THE UNDERSIGNED IS ACQUIRING THE SHARES FOR INVESTMENT PURPOSES AND HAS NO PRESENT INTENTION TO SELL THE SHARES IN THE UNITED STATES OF AMERICA TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.

          (j) THE UNDERSIGNED AGREES THAT THE CERTIFICATES REPRESENTING THE SHARES SHALL CONTAIN A LEGEND TO THE FOREGOING EFFECT.

          (k) Neither the undersigned nor any of his or its affiliates or agents will, directly or indirectly, maintain any short position in the Shares or any other securities of the Company for so long as any of the Shares are owned by the undersigned.

     7. Miscellaneous.

          (a) This Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and permitted assigns.

          (b) This Subscription Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect thereof.


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          (c) This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute a single document.


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         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of
________________, 2002.


Number of Shares Purchased:         _______________________

Aggregate Purchase Price:           $______________________

Name of Subscriber (Please print):  _______________________



                                                 _______________________________
                                                 (Signature)

                                                 Residence or Business Address:

                                                 _______________________________

                                                 _______________________________
                                                 City       State       Zip Code


                                                 Mailing Address (if different
                                                 from Residence or Business
                                                 Address):

                                                 _______________________________
                                                 Street

                                                 _______________________________
                                                 City       State       Zip Code


ACCEPTED AND AGREED TO:

SCORE ONE, INC.


By:___________________________________
Name:_________________________________
Title:________________________________
Dated as of:  ___________________



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